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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

To the Partners of
TEPPCO Partners, L.P.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of TEPPCO Partners, L.P. filed pursuant to Rule 462(b) of the Securities and Exchange Commission and relating to the earlier registration statement of TEPPCO Partners, L.P. (Commission File no.:
333-74286) (the "Earlier Registration Statement") of our report dated January 17, 2002 relating to the financial statements of TEPPCO Partners, L.P. and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, which appears in the Annual Report on Form 10-K of TEPPCO Partners, L.P. for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" in the Prospectus Supplement constituting a part of the Earlier Registration Statement which is incorporated by reference in this Registration Statement.

The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for derivative financial instruments and hedging activities on January 1, 2001 and, effective July 1, 2001, adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets.

                                                    /s/ KPMG LLP


Houston, Texas
March 18, 2002